UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               February 18, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

    Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, today announced that on February 17, 2004, the Board of Directors declared an increase of 9 percent in its quarterly dividend on its common stock to $0.08 per common share, payable on March 31, 2004 to shareholders of record at the close of business on March 10, 2004.

Item 7(c).    Exhibits

99.1.    Press release of Flushing Financial Corporation, dated February 18, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ Monica C. Passick

Name:	Monica C. Passick
Title:	Senior Vice President, Treasurer & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated February 18, 2004	5